UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 26, 2006

AMKOR TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29472	23-1722724

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)
1900 SOUTH PRICE ROAD
CHANDLER, AZ 85248
(Address of Principal Executive Offices, including Zip Code)
(480) 821-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

]

ITEM 1.01 Entry into a Material Definitive Agreement
ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
ITEM 8.01 Other Events
ITEM 9.01 Financial Statements and Exhibits
SIGNATURES
Index to Exhibits
Ex-4.1
Ex-4.2
Ex-99.1
Ex-99.2
Ex-99.3
Ex-99.4
Ex-99.5

ITEM 1.01 Entry into a Material Definitive Agreement
ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet
Arrangement of a Registrant
9.25% Senior Notes due 2016
     On May 26, 2006, Amkor Technology, Inc. (the “Company”) entered into an Indenture (the “Senior Indenture”) among the Company, the Guarantors named therein and U.S. Bank National Association (“U.S. Bank”), as trustee, relating to the issuance by the Company of $400 million aggregate principal amount of its 9.25% Senior Notes due 2016 (the “Senior Notes”).
     The material terms and conditions of the Senior Indenture and the Senior Notes are as follows:
     Maturity. The Senior Notes mature on June 1, 2016.
     Interest. The Senior Notes pay interest of 9.25% per year. Interest on the Senior Notes is paid semi-annually in arrears on June 1 and December 1, beginning on December 1, 2006.
     Ranking. The Senior Notes are the unsecured senior obligations of the Company.
     Guarantees. The Senior Notes are fully and unconditionally guaranteed on an unsecured senior basis by certain of the Company’s subsidiaries for so long as those subsidiaries guarantee any of the Company’s other senior or senior subordinated notes.
     Optional Redemption. The Company may redeem some or all of the Senior Notes at any time prior to June 1, 2011, at a price equal to the sum of (a) the principal amount of Senior Notes being redeemed, (b) accrued and unpaid interest, and (c) a “make-whole” premium. The Company may redeem some or all of the Senior Notes on or after June 1, 2011 at descending prices, starting at 104.625% of the principal amount of the Senior Notes being redeemed, plus accrued and unpaid interest to but excluding the redemption date. In addition, at any time prior to June 1, 2009, the Company may redeem up to 35% of the Senior Notes with the proceeds of certain equity offerings at specified redemption prices.
     Change of Control. Upon a change in control, the Company will be required to make an offer to repurchase the Senior Notes at a price equal to 101% of the principal amount of Senior Notes outstanding plus accrued and unpaid interest to the date of repurchase.
     Events of Default. The following constitute events of default under the Senior Indenture that could, subject to certain conditions, cause the unpaid principal on the Senior Notes to become due and payable:
          (a) the Company’s failure to pay when due an installment of interest on the Senior Notes that continues for thirty (30) days or more;
          (b) the Company’s failure to pay when due the principal, or premium, if any, on the Senior Notes;
          (c) the Company’s or any of its subsidiaries’ failure to make any payment required to be made under the Senior Indenture pursuant to a change of control or an asset sale;
          (d) the Company’s or any of its subsidiaries' failure to perform or observe any other covenant, representation, warranty or other agreements contained in the Senior Notes or the Senior Indenture for a period of sixty (60) days after notice of default is given;

          (e) the Company’s or any of its subsidiaries’ default under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for borrowed money, or the guarantee thereof, in an aggregate principal amount of at least $10,000,000, if such default is caused by a failure to pay principal at maturity thereof or results in the acceleration of such indebtedness prior to maturity;
          (f) the Company or any of its significant subsidiaries, or group of subsidiaries that taken together would constitute a significant subsidiary, fail to pay final judgments in excess of $10,000,000 in the aggregate, and such judgments are not paid, discharged or stayed for sixty (60) days or more; and
          (g) certain events of bankruptcy or insolvency of the Company or any of its significant subsidiaries.
     A copy of the Senior Indenture, which includes the form of the Senior Notes, is attached hereto as Exhibit 4.1 and is incorporated herein by reference.
2.50% Convertible Senior Subordinated Notes due 2011
     On May 26, 2006, the Company also entered into an Indenture (the “Convertible Indenture”) among the Company and U.S. Bank, as trustee, relating to the issuance by the Company of $190 million aggregate principal amount of its 2.50% Convertible Senior Subordinated Notes due 2011 (the “Convertible Notes”).
     The material terms and conditions of the Convertible Indenture and the Convertible Notes are as follows:
     Maturity. The Convertible Notes mature on May 15, 2011.
     Interest. The Convertible Notes pay interest of 2.50% per year. Interest on the Convertible Notes is paid semi-annually in arrears on May 15 and November 15, beginning on November 15, 2006.
     Ranking. The Convertible Notes are the unsecured senior subordinated obligations of the Company.
     Optional Conversion. The Convertible Notes may be converted at any time by a holder into shares of the Company’s common stock at a conversion rate of 68.5589 per $1,000 principal amount of notes, subject to certain adjustments, which represents an initial conversion price of approximately $14.59 per share.
     Mandatory Redemption. Upon the occurrence of a designated event, which includes a change of control or a termination of trading, the holders may require the Company to repurchase the Convertible Notes at a price equal to 100% of the principal amount of Convertible Notes outstanding plus accrued and unpaid interest to but excluding the repurchase date.
     Events of Default. The following constitute events of default under the Convertible Indenture that could, subject to certain condition, cause the unpaid principal on the Convertible Notes to become due and payable:
          (a) the Company’s failure to pay an installment of interest on the Convertible Notes that continues for thirty (30) days or more;
          (b) the Company’s failure to pay the principal, or premium, if any, on the Convertible Notes;
          (c) the Company’s failure to perform or observe any other covenant contained in the Convertible Indenture for a period of sixty (60) days after notice of default is given;
          (d) the Company defaults in the payment required pursuant to certain designated events;

          (e) the Company’s failure to provide timely notice of any designated event;
          (f) the Company’s or any of its material subsidiaries’ failure to make any payment at maturity, including any applicable grace periods, in respect of indebtedness for borrowed money, or that is guaranteed or assumed by the Company or any of its material subsidiaries, which payment is in an amount in excess of $20,000,000, or a default by the Company or any of its material subsidiaries that results in the acceleration of any such indebtedness of an amount in excess of $20,000,000 without such indebtedness having been paid or discharged or such acceleration having been cured, waived, rescinded or annulled, and such failure in either case continues for thirty (30) days after notice is given; and
          (g) certain events of bankruptcy or insolvency of the Company or any of its significant subsidiaries.
     A copy of the Convertible Indenture, which includes the form of the Convertible Notes, is attached hereto as Exhibit 4.2. U.S. Bank, the trustee under the Senior Indenture and Convertible Indenture, also serves as trustee under the indentures governing the Company’s 5.75% Convertible Subordinated Notes due 2006, 5.0% Convertible Subordinated Notes due 2007, 10.5% Senior Subordinated Notes due 2009, 9.25% Senior Notes due 2008 and 7.75% Senior Notes due 2011.
     Also attached hereto as Exhibits 99.1 through 99.4 are copies of the legal opinions pursuant to Exhibit 5 of the Company’s automatic shelf Registration Statement on Form S-3 (File No. 333-133953), filed with the Securities and Exchange Commission on May 10, 2006.
ITEM 8.01 Other Events
     In addition, on May 31, 2006, in connection with the Company’s previously announced cash tender offer dated April 28, 2006, and supplemented on May 11, 2006 (the “Tender Offer”), the Company announced that as of midnight on May 25, 2006, the expiration date for the Tender Offer, approximately $352 million aggregate principal amount of the Company’s 9.25% Senior Notes due 2008 had been tendered in the Tender Offer, all of which were accepted for payment by the Company. Approximately $382 million of the net proceeds of the Senior Notes offering were used to purchase notes tendered in the Tender Offer, and to pay the related tender premium, accrued and unpaid interest, early tender payment and related fees and expenses.
     On May 31, 2006, Amkor issued a press release announcing the closing of its offering of the Senior Notes and associated Tender Offer and the closing of its offering of the Convertible Notes. A copy of the press release is attached as Exhibit 99.5 to this Current Report and is incorporated by reference herein.
ITEM 9.01 Financial Statements and Exhibits
(c) Exhibits.

Exhibit	Description
4.1	Indenture, dated May 26, 2006, among Amkor Technology, Inc., the Guarantors party thereto and U.S. Bank National Association, relating to the 9.25% Senior Notes due 2016.

4.2	Indenture, dated May 26, 2006, between Amkor Technology, Inc. and U.S. Bank National Association, relating to the 2.50% Convertible Senior Subordinated Notes due 2011.

Exhibit	Description
99.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, relating to the validity of the Senior Notes and the Convertible Notes.

99.2	Opinion of Maples and Calder.

99.3	Opinion of Ortega, Del Castillo, Bacorro, Odulio, Calma & Carbonell.

99.4	Opinion of Wyrick Robbins Yates & Ponton LLP.

99.5	Press Release issued by Amkor Technology, Inc. on May 31, 2006, announcing the closing of its offering of 9.25% Senior Notes due 2016 and associated tender offer for 9.25% Senior Notes due 2008; and the closing of its offering of 2.50% Convertible Senior Subordinated Notes due 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2006	Amkor Technology, Inc.
/s/ Kenneth T. Joyce
Kenneth T. Joyce
Chief Financial Officer

Index to Exhibits

Exhibit	Description
4.1	Indenture, dated May 26, 2006, among Amkor Technology, Inc., the Guarantors party thereto and U.S. Bank National Association, relating to the 9.25% Senior Notes due 2016.

4.2	Indenture, dated May 26, 2006, between Amkor Technology, Inc. and U.S. Bank National Association, relating to the 2.50% Convertible Senior Subordinated Notes due 2011.

99.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, relating to the validity of the Senior Notes and the Convertible Notes.

99.2	Opinion of Maples and Calder.

99.3	Opinion of Ortega, Del Castillo, Bacorro, Odulio, Calma & Carbonell.

99.4	Opinion of Wyrick Robbins Yates & Ponton LLP.

99.5	Press Release issued by Amkor Technology, Inc. on May 30, 2006, announcing the closing of its offering of 9.25% Senior Notes due 2016 and associated tender offer for 9.25% Senior Notes due 2008; and the closing of its offering of 2.50% Convertible Senior Subordinated Notes due 2011.